Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Carolina Investment Partners, Limited Partnership (the “Registrant”) on Form 10-K for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Alton L. Smith III, General Partner of Walsmith Associates Two, general partner of the Registrant, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

/s/ ALTON L. SMITH III
Alton L. Smith III
General Partner of Walsmith Associates Two,
general partner of the Registrant

March 31, 2005

A signed original of this written statement required by Section 906 has been provided to Carolina Investment Partners, Limited Partnership and will be retained by Carolina Investment Partners, Limited Partnership and furnished to the Securities and Exchange Commission or its staff upon request. The certifications set forth above shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company.